UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 4, 2022

Date of Report (Date of earliest event reported)

Health Sciences Acquisitions Corporation 2

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39421	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 10th Avenue, Floor 7 New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 597-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	HSAQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02-Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On February 4, 2022, the Company’s management and the audit committee of the board of directors of Health Sciences Acquisitions Corporation 2 (the “Company”) determined due to a reclassification of the Company’s temporary and permanent equity and change in earnings per share presentation, the Company’s previously issued (i) August 6, 2020 audited balance sheet filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2020 (the “Post-IPO Balance Sheet”); (ii) interim financial statements as of and for the period ended September 30, 2020 included in its Quarterly Report on Form 10-Q filed with the SEC on November 5, 2020; (iii) audited annual financial statements as of and for the period ended December 31, 2020 included in its Annual Report on Form 10-K as filed with the SEC on March 10, 2021; (iv) interim financial statements as of and for the period ended March 31, 2021 included in its Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021; (v) interim financial statements as of and for the period ended June 30, 2021 included in its Quarterly Report on Form 10-Q filed with the SEC on August 16, 2021; and (vi) Note 2 within the unaudited interim financial statements and Item 4. Controls and Procedures included in the Quarterly Report on Form 10-Q as of and for the period ended September 30, 2021 filed with the SEC on November 12, 2021 (the “Affected Filings”) should no longer be relied upon.

Since its Initial Public Offering, the Company had previously classified a portion of its ordinary shares in permanent equity to maintain shareholders’ equity greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Subsequent to the Company’s re-evaluation of its application of ASC 480-10-S99, the Company’s management concluded that all of its ordinary shares should be classified as temporary equity. In addition, in connection with the change, the Company revised its presentation of earnings per share. This reclassification of equity and change in earnings per share was reflected in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the Securities and Exchange Commission on November 12, 2021 (the “Q3 Form 10-Q”) as a revision.

Originally, the Company determined the corrections were not qualitatively material to the Company’s previously issued financial statements and revised its previously reported financial statements within Note 2 to its Q3 Form 10-Q. However, upon further consideration of the quantitatively factors, the Company determined the change in classification of the shares of Class A ordinary shares subject to redemption and change to its presentation of earnings per share is material quantitatively to the financial statements in the Affected Filings and as such, the Company should restate its previously issued financial statements. The Company plans to restate its financial statements included in the Affected Filings in (i) an amendment to its Annual Report on Form 10-K for the audited and unaudited financial statements for the periods through December 31, 2020; (ii) an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and (ii) an amendment to its Current Report on Form 8-K for the Post-IPO Balance Sheet exhibit, each to be filed with the SEC.

None of the above changes have any impact on the Company’s cash position or cash held in the trust account established in connection with the IPO.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with  WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2022

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:	/s/ Roderick Wong
Name:	Roderick Wong
Title:	Chief Executive Officer

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